                                                                    EXHIBIT e(i)

                          AMENDED SCHEDULE OF APPROVALS

                               WITH RESPECT TO THE

                             DISTRIBUTION AGREEMENT

                                     BETWEEN

                         ING VP BALANCED PORTFOLIO, INC.

                                       AND

                           ING FUNDS DISTRIBUTOR, LLC

COMPANY

ING VP Balanced Portfolio, Inc.